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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 CHASE CAPITAL V
                  (Exact name of registrant as specified in its
                              certificate of trust)

Delaware                                                  13-3967698
(State of incorporation                                   (IRS Employer
or organization)                                          Identification Number)

c/o The Chase Manhattan Corporation
270 Park Avenue
New York, New York                                        10017
(Address of principal executive offices)                  (Zip Code)

                         THE CHASE MANHATTAN CORPORATION
                  (Exact name of registrant as specified in its
                          certificate of incorporation)
                              Delaware 13-2624428

(State of incorporation                                   (IRS Employer
or organization)                                          Identification Number)

270 Park Avenue
New York, New York
(Address of principal executive offices)                  10017
                                                          (Zip Code)

If this form related to the             If this form relates to the
registration of a class of              registration of a class of
securities pursuant to Section          securities pursuant to Section
12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
effective pursuant to General           effective pursuant to General
Instruction A.(c), please check the     Instruction A.(d), please check the
following box. |X|                      following box. |_|

Securities Act registration statement file numbers to which this form relates:
333-37567 and 333-37567-02

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered     Name of each exchange on which each
                                            class is to be registered

Chase Capital V                             New York Stock Exchange
7.03% Capital Securities, Series E
 (and the Guarantee by The Chase
 Manhattan Corporation with respect
 thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        The 7.03% Capital Securities, Series E (the "Capital Securities"), of Chase Capital V, a statutory business trust created under the laws of Delaware ("Capital V"), registered hereby, represent beneficial ownership interests in the assets of Capital V and are guaranteed by The Chase Manhattan Corporation, a Delaware corporation ("Chase"), to the extent set forth in the Guarantee executed by Chase and The Bank of New York, as Guarantee Trustee (the "Guarantee"), a form of which is incorporated herein by reference to Exhibit
4.26 to the Registration Statement on Form S-3 (the "Registration Statement") of Chase and Capital V (File Nos. 333-37567 and 333-37567-02), filed with the Securities and Exchange Commission (the "Commission"). The particular terms of the Capital Securities and the Guarantee are described in the prospectus, which forms a part of the Registration Statement, as supplemented by the prospectus supplement dated January 28, 1998 (the "Prospectus"). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below. Such Prospectus as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) is hereby incorporated by reference.

Item 2. Exhibits.

        1. Prospectus pertaining to the offer and sale of the Capital Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

        2. Certificate of Trust of Chase Capital V (incorporated by reference to Exhibit 4.22 to the Registration Statement).

        3. Form of Amended and Restated Trust Agreement between The Chase Manhattan Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (Incorporated by reference to Exhibit 4.24 to the Registration Statement).

        4. Form of Capital Security (included as Exhibit D to Exhibit 4.24 to the Registration Statement and incorporated by reference to such Exhibit).

        5. Form of Guarantee between The Chase Manhattan Corporation, as Guarantor, and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.26 to the Registration Statement).

        6. Junior Subordinated Indenture between The Chase Manhattan Corporation and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-19719) of The Chase Manhattan Corporation).

        Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, Chase Capital V and The Chase Manhattan Corporation have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: February 24, 1998            CHASE CAPITAL V

                                   By:  The Chase Manhattan Corporation,
                                        as Depositor

                                   By: /s/ Don B. Taggart
                                      -----------------------------------------
                                   Name:   Don B. Taggart
                                   Title:  Managing Director


                                   THE CHASE MANHATTAN CORPORATION

                                   By: /s/ Don B. Taggart
                                      -----------------------------------------
                                   Name:   Don B. Taggart
                                   Title:  Managing Director